Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our reports dated February 26, 2010 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2009 of Impax Laboratories, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
August 5, 2010